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                 KEYCORP AND SUBSIDIARIES

                AUDITED FINANCIAL STATEMENTS

Report of Ernst & Young, Independent Auditors
Audited Financial Statements
 Consolidated balance sheets as of December 31, 1993 and 1992 Consolidated statements of income for each of the three years in the period ended December 31, 1993
 Consolidated statements of changes in shareholders' equity for each of the three years in the period ended December 31, 1993 Consolidated statements of cash flow for each of the three years in the period ended December 31, 1993
 Notes to consolidated financial statements


                REPORT OF ERNST & YOUNG / INDEPENDENT AUDITORS

Shareholders and Board of Directors
KeyCorp

We have audited the accompanying consolidated balance sheets of KeyCorp and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of KeyCorp and subsidiaries at December 31, 1993 and 1992, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.

                                                             ERNST & YOUNG
                                                            /s/ Ernst & Young

Albany, New York
January 20, 1994
except for Note 2 Subsequent Event,
as to which the date is March 1, 1994